Exhibit 99.1

Contacts:	Basil Maglaris (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS GROUP ANNOUNCES CFO SUCCESSION PLAN

Teri List-Stoll Joins Kraft as SVP of Finance; Will Succeed CFO Tim McLevish in Q1 2014

NORTHFIELD, IL – September 3, 2013 – Kraft Foods Group (NASDAQ: KRFT) today announced Teri List-Stoll has joined the company as senior vice president of finance and will succeed current Chief Financial Officer (CFO) Timothy McLevish in the first quarter of 2014.

List-Stoll has a wealth of consumer packaged goods experience, having worked for nearly 20 years at Procter & Gamble (P&G). Since 1994, she has held a number of finance leadership roles in business unit management, supply chain, sales, accounting, and financial planning and analysis. Most recently, she was senior vice president and treasurer. Prior to joining P&G, List-Stoll was a fellow with the Financial Accounting Standards Board and spent six years at Deloitte & Touche, providing financial counsel to large multinational companies. She is also a board and audit committee member of Danaher Corporation and a founding member of the Corporate Women’s Executive Forum.

“Teri’s financial expertise and deep experience at a consumer- and brand-focused company make her the right choice for our next CFO,” said Kraft Chief Executive Officer Tony Vernon. “We’ll benefit from her deep commitment to operational excellence and her track record of innovation in company-wide productivity initiatives. Plus, Teri’s energy, inclusive leadership style and success in developing people are a perfect match for our new culture.”

In her role as senior vice president of finance, List-Stoll will initially oversee Kraft’s business unit finance teams. She’ll also work alongside McLevish to ensure an orderly transition of CFO duties.

“We owe a big part of our success to Tim, who is an incredible partner in every way,” said Vernon. “He’s been instrumental in re-making Kraft, guiding us through a complex separation and establishing us as a stand-alone public company. Tim’s lasting legacies will be his disciplined approach to cash management, push for process simplification, and drive to create long-term value for our shareholders.”

The company plans to formally transition the CFO role from McLevish to List-Stoll in the first quarter of 2014.

“I’ve thoroughly enjoyed helping Kraft navigate some of the most exciting changes in our history,” said McLevish. “I am confident Teri is the right person to continue our journey to deliver the cost savings and focused approach to brand investments that will fuel our future growth.”

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. With the spirit of a startup and the soul of a powerhouse, Kraft has an unrivaled portfolio of products in the beverages, cheese, refrigerated meals and grocery categories. Its iconic brands include Kraft, Maxwell House, Oscar Mayer, Philadelphia, Planters, Velveeta, Capri Sun, JELL-O and Lunchables. Kraft’s 23,000 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information, visit www.kraft.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. The words “will,” “drive,” “deliver,” “continue” and similar expressions are intended to identify the forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft’s CFO succession plan, business process, cost savings and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are beyond Kraft’s control. Important factors could cause actual results to differ materially from those indicated in the forward-looking statements. For additional information on factors that could affect Kraft’s forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 29, 2012. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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